WIESENECK, ANDRES & COMPANY, P.A.
                        Certified Public Accountants
                        772 U.S. HIGHWAY 1, SUITE 200
                       NORTH PALM BEACH, FLORIDA  33408
                               (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                           FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.

*Regulated by the State of Florida









                        INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders' of Phoenix International Industries, Inc.
West Palm Beach, Florida

We hereby consent to the use in the Form S-1 Registration Statement of Phoenix International Industries, Inc., our report for the year ended May 31, 2000 dated August 11, 2000, relating to the consolidated financial statements of Phoenix International Industries, Inc., and Subsidiaries, which appear in such Form S-1.

     /s/Wieseneck, Andres & Company, P.A.

Wieseneck, Andres and Company, P.A.
Certified Public Accountants

North Palm Beach, Florida




August 28, 2000